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                                                                    Exhibit 23.2



                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of CorvettePorsche Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2001, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, as amended, filed with the Securities Exchange Commission.

We also consent to the use of our report dated December 7, 2001, with respect to the consolidated balance sheet of CorvettePorsche Corp. included in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of CorvettePorsche Corp. for the registration of shares of its common stock.


                                                            Ernst & Young LLP


Tulsa, Oklahoma
December 7, 2001